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                                                                  EXHIBIT 10.C.1

                                    HARTMARX

                         1983 LONG-TERM INCENTIVE PLAN
                            AS AMENDED AND RESTATED

  The purpose of this Long-Term Incentive Plan is to promote the growth and profitability of Hartmarx Corporation ("Corporation") and to provide certain officers and key executives of the Corporation with an incentive to achieve long-term corporate objectives.

                                   SECTION I

                                  DEFINITIONS

In this Plan, the terms used will have the following definitions:

    (a) Plan means this Long-Term Incentive Plan.
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    (b) Corporation means Hartmarx Corporation and its subsidiaries.
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    (c) Board of Directors means the Board of Directors of Hartmarx
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  Corporation.

    (d) Committee means the Compensation and Stock Option Committee of the
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  Board of Directors.

    (e) Participant means any full-time salaried employee of the Corporation
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  to whom an award has been granted under the Plan.

    (f) Performance Period means a period of not less than two nor more than
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  five years, commencing the first day of a fiscal year of the Corporation, as determined by the Committee.

    (g) Performance Award means the earned incentive payout awarded to a
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  Participant for a single Performance Period.

    (h) Performance Goals means the goals fixed by the Committee for a
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  Performance Period.

    (i) Restricted Stock means the Common Stock of the Corporation, $2.50 par
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  value, with restrictions on ownership attached.

                                   SECTION II

                             ADMINISTRATION OF PLAN

  (a) COMPENSATION AND STOCK OPTION COMMITTEE. The Committee will consist of not less than three Directors of the Corporation who shall be appointed, from time to time, by the Board of Directors. The Committee shall have full power and authority to interpret and administer the Plan in accordance with its terms and the Regulations (as defined below). No person who shall have been or is a member of the Committee shall be eligible to be granted a Performance Award under the Plan.

  (b) ROLE OF THE COMMITTEE. The Committee shall have the power to adopt eligibility and other rules and regulations (herein referred to as the "Regulations") not inconsistent with the provisions of

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the Plan for the administration thereof, and to alter, amend, or revoke any
Regulation so adopted. The Committee shall make all other determinations, in accordance with the Regulations, necessary or advisable for the administration of the Plan, including any proration of Performance Awards with respect to Participants in the Plan who have not been Participants for an entire Performance Period or have assumed different responsibilities during a Performance Period.

  (c) FORM OF AWARDS. Performance Awards may be granted from time to time by the Committee in the form of cash, Restricted Stock, or any combination of cash and Restricted Stock.

  (d) SHARES SUBJECT TO PERFORMANCE AWARDS. Shares of Common Stock which may be issued pursuant to Performance Awards granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's treasury.

                                  SECTION III

                                  PARTICIPANTS

  Participants in the Plan shall be selected by the Committee in accordance with the Regulations, and shall be limited to those full-time salaried senior corporate and subsidiary officers and other key employees of the Corporation who establish and/or implement the long-range goals and objectives of the Corporation. Initial participation will be limited to the:

      Chairman and Chief Executive Officer

      President and Chief Operating Officer

      Vice-Chairman and Chief Financial and Administrative Officer

      Group Chairman, Specialty Stores Group

      Group President, Men's Apparel Group

                                   SECTION IV

                               PERFORMANCE AWARDS

  Awards may be granted from time to time in the form of Performance Awards which entitle recipients thereof to payment contingent upon the achievement of specified Performance Goals during a Performance Period. Performance Awards shall be evidenced by written agreements in such form, and not inconsistent with this Plan or the Regulations, as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions:

  (a) PERFORMANCE PERIOD. At the time of award, the Committee shall establish with respect to each Performance Award a Performance Period of not less than two, nor more than five, years.

  (b) VALUE OF PERFORMANCE AWARDS. Prior to the start of the applicable Performance Period, the Committee shall establish with respect to each Performance Award a value which it shall state shall not thereafter change, or which it shall state may vary thereafter in accordance with criteria specified by the Committee at the time of award. Performance Awards will have the minimum value being 12% of average annual base salary, the target value being 24% of average annual base salary, and the maximum value being 36% of average annual base salary through the Performance Period.

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  (c) PERFORMANCE GOALS.

    (i) Prior to the start of the applicable Performance Period, the Committee shall establish minimum, target and maximum Performance Goals to be achieved with respect to each Performance Award. A Participant shall be entitled to payment with respect to all or a portion of a Performance Award according to the level of achievement of the Performance Goals specified by the Committee. No payment shall be made with respect to a Performance Award if the minimum Performance Goal is not achieved.

    (ii) The Performance Goals established shall relate to corporate, division, or unit performance and may be established in terms of growth in net income, return on average shareholders' equity, or such other performance standards as determined by the Committee. Multiple goals may be used and may have the same or different weighting, and they may relate to absolute performance, or relative performance as measured against other similar companies.

  (d) ADJUSTMENTS. Prior to the end of a Performance Period, the Committee may adjust previously established Performance Goals and other terms and conditions, including the Corporation's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events. The Committee may also adjust previously established Performance Goals to reflect major changes in general economic conditions, or in the apparel industry as documented by peer group performance.

  (e) PAYMENT OF PERFORMANCE AWARDS. Following the conclusion of each Performance Period, the Committee shall determine the extent to which Performance Goals have been achieved for such Performance Period as well as any other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due relative to each Performance Award and whether such payment shall be made in cash, in Restricted Stock, or partially in cash and partially in Restricted Stock. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose.

  (f) RESTRICTED STOCK. Payment of Performance Awards in Common Stock may be in the form of shares of Common Stock which are subject to such terms, conditions, and restrictions, including without limitation, prohibitions against transfer and substantial risks of forfeiture for such period or periods as shall be prescribed by the Committee. The Committee shall have the power to permit an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares so awarded.

    (i) Restriction Upon Transfer. Shares of Restricted Stock awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares from and after the date certificates representing the shares are issued.

    (ii) Certificates. Each certificate issued in respect of shares of Restricted Stock awarded to a Participant shall be deposited with the Corporation, or its designee, and shall bear the following legend:

      "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Hartmarx Long-Term Incentive Plan and an Agreement entered

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      into between the registered owner and Hartmarx Corporation. Release from such terms and conditions shall occur only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the offices of the Secretary of Hartmarx Corporation."

    (iii) Lapse of Restrictions. The Agreement shall specify the terms and conditions upon which any restrictions upon shares of Restricted Stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, certificates for the same number of shares of Common Stock, free of restrictive legend shall be issued to the Participant, or such other person as is entitled under the Plan, or his or her legal representative.

    (iv) Termination Prior to Lapse of Restriction. Part of the consideration for issuance of shares of Restricted Stock under the Plan is the continued employment of the Participant by the Corporation until retirement, death or disability. In the event of termination of a Participant's employment otherwise than by reason of retirement, death or disability, or of a retired Participant accepting employment with a competitor of the Corporation, prior to the lapse of restrictions as determined pursuant to the provisions of the immediately preceding paragraph (iii), all shares as to which there still remain unlapsed restrictions shall be forfeited by such Participant to the Corporation without payment of any consideration by the Corporation, and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall thereafter have any further rights or interest in such shares or certificates.

    If the Participant becomes disabled, dies or retires at age 65 and does not accept employment thereafter with a competitor, the restrictions will be considered to have been met, unless it is made known that a retired Participant has accepted employment with a competitor of the Corporation, in which case the above paragraph shall apply.

  (g) TERMINATION OF EMPLOYMENT PRIOR TO END OF PERFORMANCE PERIOD. In the event that a Participant holding a Performance Award ceases to be an employee of the Corporation prior to the end of the applicable Performance Period by reason of death, disability, or retirement with the consent of the Corporation, Performance Awards, to the extent achieved under the applicable Performance Goals, shall be payable immediately in proportion to the number of full years worked by the Participant during such Performance Period. A full year will be considered to be worked if the Participant was employed for at least 270 calendar days of the fiscal year. Such payments will be made in cash only. The basis for such awards will be the results which would be achieved at the end of the fiscal year or Performance Period underway at the time of death, disability, or retirement on the assumption that the Corporation's results from the beginning of the Corporation's fiscal year or Performance Period to the date of death, disability, or retirement would continue at the same rate to the end of that fiscal year or Performance Period. Upon any other termination of employment, participation shall terminate forthwith and all outstanding Performance Awards held by the Participant shall be cancelled.

  (h) OTHER TERMS. Performance Award agreements shall contain such other terms, provisions and conditions not inconsistent with this Plan as shall be determined by the Committee.

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                                   SECTION V

                               GENERAL PROVISIONS

  (a) GENERAL RESTRICTIONS. Each Performance Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of shares of Common Stock subject or related thereto upon any securities exchange or under any Federal or State law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of a Performance Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with the granting of such Performance Award or the issue of shares of Common Stock thereunder, such Performance Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been affected or obtained free of any conditions not acceptable to the Committee.

  (b) RIGHTS OF A STOCKHOLDER. The recipient of any Performance Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued and delivered to him.

  (c) RIGHTS TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such Participant.

  (d) WITHHOLDING. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, State and/or local withholding tax requirement prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, State and/or local withholding tax.

  (e) NON-ASSIGNABILITY. No Performance Award under the Plan shall be assignable or transferable by the recipient thereof except to the Participant's heirs, executors, or administrators, or otherwise with the consent of, or pursuant to regulations adopted by, the Committee. During the life of the Participant, such award shall be received only by the Participant or by the conservator of the Participant's estate.

  (f) NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Performance Awards, the form, amount and timing of such Performance Awards, the terms and provisions of such Performance Awards and the agreements evidencing same, and the establishment of values and Performance Goals) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Performance Awards under the Plan, whether or not such persons are similarly situated.

  (g) ADJUSTMENTS. In the event of any change in the outstanding Common Stock of the Corporation by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change the Committee may adjust the number or value of shares of Common Stock which may be issued under the Plan and, in its sole discretion, provide for an equitable adjustment of any outstanding Performance Award or shares issuable pursuant to any outstanding Performance Award under this Plan.

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  (h) AMENDMENT. The Board of Directors may at any time amend, suspend or discontinue the Plan, provided, however, that no amendment of the Plan shall, without the consent of a Participant, affect his rights under a Performance Award previously granted.

  (i) EFFECT ON OTHER PLANS. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Corporation and any Performance Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Corporation unless specifically provided.

  (j) STOCKHOLDER APPROVAL. The issuance of shares of Common Stock under the Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation voting at an annual meeting of stockholders of the Corporation to be held on April 9, 1985.

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